SPRINKLR MIDDLE EAST  and Pavitar Singh _________________________ Employment Contract _________________________ Exhibit 10.1

EMPLOYMENT CONTRACT SCHEDULE 1 TO CONTRACT OF EMPLOYMENT This Contract of Employment is between Employee and Sprinklr Middle East, (the “Company”) together with its parent and/or affiliate company, Sprinklr, Inc. (altogether, “Sprinklr”).  Please refer to the Contract of Employment for detailed information.  Information on this Schedule may only be amended with the written agreement of the Chief Culture & Talent Officer. Name of Employee: Pavitar Singh Office Location: Sprinklr Middle East, First Floor, Building 15, Office 116, Dubai Internet City. Commencement Date: Your previous employment with the Company, beginning on 04/01/2012 (the "Commencement Date"), counts towards your continuous service with Sprinklr and such previous employment will be credited to you for the purposes of eligibility in any of Sprinklr's equity and benefit plans. Your fixed-term employment with the Company will commence on February 1, 2023. Job Title and Location: CTO, United Arab Emirates - Dubai Reporting to: Founder and CEO - Ragy Thomas (001009) Probationary Period: Six (6) months beginning from original date of hire with the Company.    Remuneration: A Basic Salary of AED 1,690,500.00 .د.إ per annum payable in equal monthly installments in arrears on the last day of each calendar month (“Basic Salary”) Variable Pay: You will be eligible to receive a discretionary annual bonus of up to 90.00% of your base salary, subject to the terms and conditions of Sprinklr’s Annual Bonus Plan. Bonus payment is dependent upon Sprinklr’s achievement and individual performance, and the total amount of funds available for allocation and distribution pursuant to the Annual Bonus Plan will be determined by the compensation committee of Sprinklr’s board of directors in its sole discretion. If awarded, bonus payments are generally payable in the quarter following the end of Sprinklr’s fiscal year and in accordance with the Company's regular pay practices. To be eligible, you must be employed by November 1 and you must be actively employed on the date such bonus is paid in order to earn such bonus. Any bonus payment to Employee shall not be treated as part of Basic Salary  for the purposes of calculating any statutory benefits payable to the Employee on the termination of the employment.  Any bonus payment made to the Employee in one year shall not confer on the Employee any right to or expectation of any variable payment in any subsequent year. Benefits:  You will be eligible to participate in Sprinklr’s then-current customary employee benefit plans and programs, subject to eligibility requirements, enrollment criteria, and the other terms and conditions of such plans and programs. Sprinklr reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels at its discretion. You can view your country’s specific benefits details by visiting Sprinklr Benefits.

On successful completion of the probationary period, you will be eligible for an annual return economy flight to your home country. Equity Award: You may be eligible to participate in the Sprinklr, Inc. 2021 Equity Incentive Plan, as may be amended from time to time (the “Plan”), in keeping with any such equity granted to you upon your Commencement Date of employment with the Company and thereafter.  The terms of your employment shall not be affected in any way by your participation or entitlement to participate in such Plan, and such Plan shall not form part of the terms of your employment (express or implied). Details of such Plan have been or will be provided separately by the Company, if applicable. Hours of Work:  8 hour day/40 hour week contract. Your normal working hours shall be from 9 a.m to 6.00 p.m with one hour for lunch (except for Friday). The working week will be Monday to Friday with a two (2) hours break on Friday for lunch and religious observance.   Holiday: 30 calendar days, including national holidays (8 days) for a full holiday year. Notice and Termination: Periods of notice applicable to both you and the employer are as follows (please note all notices of termination must be in writing): During probation period: in accordance with the UAE Labour Law After successful completion of probationary period: 2 months (or statutory minimum requirements, whichever is the greater).

SCHEDULE 2 TO CONTRACT OF EMPLOYMENT Job Description: Below is a job description associated with your role. It is a non-exhaustive list of requirements which may be amended or updated by the Company from time to time. As a/an CTO, you will be responsible for: The Chief Technology Officer (CTO) is tasked with managing the technical aspects of an organisation to ensure that they're in line with the company's growth targets. They'll also manage technical resources and ensure they're geared towards technological development. The CTO will also play a role in researching an organisation's technology requirements. They must balance the long- term needs of a company alongside its immediate ones. You will report directly to the company's CEO. Chief Technology Officer (CTO) responsibilities: Managing the company's technological plans. Overseeing data security and management. Maintaining a company's network. Envisioning how different forms of technology will be used throughout the company. Researching ways the company's technological assets can be improved. Creating networking safeguards that prevent security breaches and keep client information confidential. Assessing whether new technologies are appropriate for the company to use. Ensuring technologies currently in use are efficient and making changes wherever necessary.

EMPLOYMENT CONTRACT This Contract is made on 02/02/2023 in the Emirate of Dubai, United Arab Emirates. BETWEEN 1. Sprinklr Middle East, a Branch office of Sprinklr, Inc, having its registered address at Office 114-117, Building 15, Dubai Internet City, Dubai, UAE and being licensed to carry on business by the Dubai Development Authority under license number 93464; and 2. Pavitar Singh, a India national, holding passport number XXXXXXXX (the “Employee” or “you”). WHEREAS Sprinklr Middle East (the “Company”), together with its parent and/or affiliate company, Sprinklr, Inc. (altogether, “Sprinklr”) and the Employee have agreed on the employment of the employee by the Company upon the terms and conditions set out below. 1. Every company licensed by the DDA to operate within Dubai Internet City is required to enter into an employment contract, in accordance with the UAE Labour Law, with each employee engaged by that company. 2. The Parties are entering into this Contract to set forth the terms and conditions upon which the Employee will be employed by the Company. 3. The Parties acknowledge and agree that in addition to the terms contained in this Contract, the Employee’s employment with the Company shall also be governed in accordance with the UAE Labour Law. NOW THEREFORE THE PARTIES agree as follows: 1. Definitions.  In this Contract the following definitions shall apply: The Company means Sprinklr Middle East, a Branch office of Sprinklr, Inc, having its registered address at Office 114- 117, Building 15, Dubai Internet City, Dubai, UAE. Basic Salary means the payment received by the Employee excluding any allowances. Confidential Information means any information of a confidential nature (i) relating to Sprinklr or to Sprinklr’s clients or their businesses, finances, transactions or affairs or (ii) in respect of which Sprinklr owes an obligation of confidence to any third party.  Such information includes but is not limited to (a) Sprinklr’s lists and particulars of its clients and potential clients; (b) any financial information relating to Sprinklr; and (c) Sprinklr’s business plans and intellectual property.  Commencement Date means 04/01/2012. Contract means this employment contract. Contract Period means the Employee’s period of service under this Contract. DDA means the Dubai Development Authority. Employee’s Family means the Employee's spouse and up to three dependent children under the age of 18 who are resident in the UAE; ESG means End of Service Gratuity, as provided for in Article 51 of the UAE Labour Law. Intellectual Property means all rights of and in the nature of copyright, design rights, trademarks, patents, know-how, inventions and all other similar or associated rights that may be conferred upon the Employee by the laws of the UAE, whether or not such rights may be registered. Moral Rights means the right of integrity of authorship (that is, the right not to have a work subjected to derogatory treatment), the right of attribution of authorship of a work, and the right not to have authorship of a work falsely attributed, which rights are created by applicable laws including copyright laws, and if the works are used in any jurisdiction other than the UAE, any similar right capable of protection under the laws of that jurisdiction. Remuneration means the total amount paid by the Company to the Employee in consideration of the Employee’s services hereunder, that is to say: Basic Salary plus any allowances. Sprinklr means Sprinklr, Inc., Sprinklr Middle East, and any other company, entity or branch, whether a parent or a subsidiary, that is affiliated with the Sprinklr, Inc. (hereinafter “Sprinklr”). UAE Labour Law means Federal Law No. 33/2021 on Regulation of Labour Relations and the amendments thereto including any applicable implementing regulations to the UAE Labour Law as in force from time to time. UAE means the federation of the United Arab Emirates.  2. Appointment, term and location 2.1 Your job title and reporting line are set out in Schedule 1 and you agree to work for the Company subject to the terms and conditions set out therein.   2.2 You represent and warrant that you are not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits you from entering into this Contract or from performing your obligations and duties under it. 2.3 You acknowledge that your employment is made subject to (i) the Company receiving satisfactory completion of reference and background checks; (ii) you being medically fit to reside and work in the UAE; and (iii) you being and continuing to be permitted by the appropriate authorities in the UAE and upon you holding and continuing to hold a valid UAE residency visa, work permit and all other requisite permissions and approvals from the appropriate authorities in the UAE. If, after commencement of employment, the Company receives the results of reference or background checks which it deems in its absolute discretion to be unsatisfactory or if the Company becomes aware of any restrictions or obligations preventing or prohibiting you from continuing your employment, you acknowledge that the Company may terminate your employment, even in the case that you may have been allowed to commence employment before all references and information about you had been received. In addition, the Contract will terminate with immediate effect if you cease to be eligible to work in the UAE for any reason whatsoever. 2.4 The Employment will commence on the Commencement Date and shall continue for a fixed period of two years which shall automatically and repeatedly renew for periods of one year unless either party provides notice of non-renewal at least 30 days prior to the relevant expiry date or unless terminated earlier in accordance with the terms of this Contract  and/or the UAE Labour Law 2.5 The normal place of work will be at the Company’s office in Dubai Internet City, but you may, from time to time, be required to work elsewhere and to travel, for the purposes of the Company’s business. 3. Probationary Period 3.1 The first six (6) months of your employment with the Company shall be a probationary period (the Probationary Period) during which time your employment may be terminated by either Party giving the other fourteen (14) days’ prior notice in writing or by the Employee giving the Company thirty (30)( days’ prior written notice where the Employee is taking up alternative employment within the UAE.  During the Probationary Period the Employee's suitability for continued employment will be monitored.  No notification of successful completion of the probationary period will be issued, therefore unless notified otherwise after six (6) months, Employee will have completed your probationary period. 3.2 If you terminate your employment with the Company during your Probationary Period and obtain employment in the UAE or return to the UAE within three (3) months to work for another employer, your new employer shall be liable to compensate the Company for the recruitment costs incurred in hiring you. 4. Duties of Employees 4.1 Your reporting line is set out in Schedule 1 4.2 In the performance of your duties you shall diligently, competently and faithfully carry out all work assignments reasonably allocated to you by Sprinklr and shall devote your entire energies and professional skills as consistent with your position to the service of the Company. You shall comply with any rules, policies and procedures implemented by Sprinklr as those may change from time to time and be updated at Sprinklr's discretion. 4.3 Without limiting the generality of Clause 4.2, you will have the specific duties and responsibilities as set out in Schedule 2. 5. Remuneration 5.1 In consideration for the services to be performed by you for the Company hereunder and for your observance and performance of the covenants and undertakings herein, the Company shall pay you a total annual Remuneration  as set out in Schedule 1. 5.2 The Company shall pay the Remuneration in twelve (12) equal monthly instalments in arrears during the Contract Period by deposit to your nominated account in a bank licensed to operate in the UAE. 5.3 The Company will review your current rate of Remuneration from time to time, in keeping with its usual practices, and, having regard to your performance during the previous year and all other relevant circumstances, may make an adjustment of such rate of Remuneration. Note that there is no obligation upon the Company to increase the Remuneration, whether pursuant to an annual review or at any other time.

5.4 [if applicable] Annual Bonus: You will be eligible to receive a discretionary annual bonus of up to 90.00% of your base salary, subject to the terms and conditions of Sprinklr’s Annual Bonus Plan. Bonus payment is dependent upon Sprinklr’s achievement and individual performance, and the total amount of funds available for allocation and distribution pursuant to the Annual Bonus Plan will be determined by the compensation committee of Sprinklr’s board of directors in its sole discretion. If awarded, bonus payments are generally payable in the quarter following the end of Sprinklr’s fiscal year and in accordance with the Company's regular pay practices. To be eligible, you must be employed by November 1 and you must be actively employed on the date such bonus is paid in order to earn such bonus. Any bonus paid to you shall not be treated as part of your Basic Salary for the purposes of calculating any statutory benefits payable to you on the termination of your employment.  Any bonus payment made to you one year shall not confer on you any right to or expectation of a bonus payment in any subsequent year 5.5 The scheme is non contractual and the Company reserves the right to change, amend or withdraw the scheme by giving you written notice. The scheme is at the Managing Director’s discretion.  5.6 You agree that the Company has the right to deduct  from  your Basic Salary  or any money due to you, any sums which you may owe the Company or any costs which the Company incurs on your  behalf including and without limitation any loans (such as housing loans) or interest on any loans made to you, advances of expenses, or overpayments (such as basic salary, allowances or commission), or unauthorised personal expenses, costs  of repairing any  damage  or loss  to Sprinklr’s property caused by you, and any excess holiday taken  over and above your  entitlement, to the extent permissible under applicable law. By signing this Contract you consent to such deductions being made.  5.7 Any changes which are made to your salary will be pursuant to mutual agreement between the Company and yourself. 6. Benefits 6.1 As set out in Schedule 1.  6.2 Healthcare: The Company will cover the Employee and the Employee’s family, under its Comprehensive Healthcare Scheme. Such entitlement shall be provided at the sole discretion of the Company. The Company has the right to discontinue, vary or amend any cover under this Clause 6.2 or to change the relevant insurance provider at any time at its absolute discretion.  6.3 Annual return flight home: the Employee and the Employee’s Family is eligible to receive the cost of one class economy air ticket to the Employee’s home country (as notified by the Employee to the Company on or prior to the Commencement Date) in respect of each complete year of the employment in accordance with Sprinklr’s policies in effect, and which may change at any time in the Company’s discretion.  The Employee and the Employee’s Family shall not be entitled to any payment in lieu of an air ticket.  If the Employee (and/or the Employee's Family) fails to use an air ticket in the relevant year of the employment, the Employee (and/or the Employee's family) shall not be eligible for reimbursement for that air ticket, and any such unclaimed reimbursement do not carry over from one year to the next year. Travel arrangements must be made in accordance with Sprinklr’s Travel and Expense Policy, and costs must be pre–approved with the Manager prior to booking. Any unclaimed costs will be deemed to be cancelled with no pay in lieu. 6.4 For the avoidance of doubt, any payment (or other benefit) received from the Company, under the provisions of this Clause 6, shall not form part of your Basic Salary for the purposes of calculating ESG at the end of the Contract Period. 7. Equity Award 7.1 Any Equity Award granted to you, if applicable, will be subject to the terms and conditions under the Sprinklr, Inc. 2021 Equity Incentive Plan, as may be amended from time to time (the “Plan”), and the applicable equity grant notice and award agreement, and the Company’s policies in effect from time to time. Note that, while equity has an estimated value at the time of grant, the actual value will depend on the future performance of the Company’s stock and the fair market value of your Equity Award upon vesting, which may be higher or lower than the target value set out herein.  For the avoidance of doubt, any such Equity Award granted to you simply means you are eligible to receive the Award provided you stay with the Company for the required period. This Award is not an entitlement, if you are not employed as of the relevant vesting date you acknowledge and agree that you will not be entitled to any compensatory payment for any unvested units.  In all cases, any such equity award will be governed by the Plan, and the terms in the applicable equity grant documents, if any.  7.2 In calculating any payment, compensation or damage on the termination of your employment for whatever reason which might otherwise be payable to you, no account shall be taken of your participation in any such Plan referred to in Clause 7 or any impact upon participation such termination may have. 7.3 This Clause 7 does not in any way indicate any right or entitlement to participate in any such Plan. 8. Working hours 8.1 Your Normal Working Hours are set out in Schedule 1. The Company reserves the right to vary your Normal Working Hours necessary to meet its business requirements, in line with the UAE Labour Law. If this is necessary the Company will give you reasonable notice. 8.2 Having regard to the fact that you will hold a responsible position in the Company, you will be expected to accomplish all tasks reasonably assigned to you whatever the time required for completion of such tasks, without additional remuneration; provided, however, that the provisions of this Clause 8.2 shall be without prejudice to the general intent of the foregoing Clause 8.1. Notwithstanding anything herein, where necessary, you must obtain the written consent of your line manager and your Culture and Talent business partner before working any overtime, after which you will be entitled to receive overtime pay in accordance with the UAE Labour Law. 9. Holidays 9.1 A holiday year runs from 1st January to 31st December. You shall be entitled to paid annual vacation as set out in Schedule 1, which is accrued pro rata during the year.  Holiday may only be taken during the Probationary Period with the explicit written consent of your manager.  9.2 The Employee shall be entitled to carry forward eleven (11) days of accrued but untaken holiday entitlement to a subsequent holiday year, provided always that any holiday carried forward must be used by no later than 30 June in the next holiday year or it will be lost 9.3 You shall also be entitled to all UAE national holidays declared by the UAE government for the private sector.

9.4 Vacation pay is calculated using the UAE Labour Law as a basis for calculation. 9.5 Days of annual holiday shall be taken at such time(s) as approved in advance by the Company. 10. Sick leave  Sick leave entitlement is in accordance with the provisions of the UAE Labour Law. 11. Termination 11.1 Following successful completion of the Probationary Period in Clause 3 either party may terminate this Contract in writing as per the termination schedule set out in Schedule 1. 11.2 In accordance with the provisions of Article 43(2) of the UAE Labour Law, the parties may agree to waive the relevant notice period provided for in Clause 11.1; provided, however, that in such event you shall be entitled to receive from the Company payment in lieu of notice. In the event you are unable to serve your notice period, without the Company’s approval, you may be required to compensate the Company, which shall be decided by the Company at its sole discretion, with payment in lieu of the notice period not served, in accordance with Article 43(3) of the UAE Labour Law. 11.3 You shall be liable to dismissal without notice in any of the circumstances described in Articles 44 of the UAE Labour Law. 11.4 Notwithstanding the provisions of Clauses 11.1 and 11.2 the Company (at its absolute discretion) reserves the right at any time during your notice period to: A. require you to remain away from the Company’s premises unless your presence is requested by the Company; B. assign no duties to you; C. reduce your duties; or D. require that you perform alternative duties. 11.5 If the Company exercises the right provided for in Clause 11.4, you shall remain entitled to receive your Remuneration as provided for under Clause 5 and any benefit schemes in which you may be participating, as provided for in Clause 6. 11.6 For the avoidance of doubt, at all times during the notice period you shall continue to be bound by the terms of this Contract. 12. End of Service Gratuity 12.1 Subject to completing a minimum of one year’s service under this Contract you shall be entitled to receive an amount by way of ESG, as provided for in Article 51 of the UAE Labour Law.

12.2 ESG will be calculated by reference to the rate of Basic Salary only, as applicable at the end of the Contract Period. 13. Repatriation on Termination 13.1 At the end of the Contract Period, if termination is by the Company, the Company shall provide the Employee and the Employee’s family, with a one-way air ticket to your home country; however, in the event that Employee resigns or wishes to take up employment with another employer, the Company shall have no such obligation, as per the UAE Labour Law, Article 13(12). 14. Confidentiality 14.1 You shall not at any time during the employment (except so far as may be necessary for the proper performance of your duties) or at any time (without limit) after the termination of the employment: 14.1.1 use for your own purpose or for any purpose other than Sprinklr’s business; 14.1.2 disclose (verbally or in writing) to any person, company, business entity other organisation;  14.1.3 through any failure to exercise due care and diligence, cause any unauthorised disclosure of trade secrets or any Confidential Information.   14.2 the restrictions set forth in the foregoing Clause 14.1 shall cease to apply to any information which shall become available to the public generally, otherwise than through your default or unauthorised disclosure. 14.3 You must upon request by the Company return to the Company forthwith at the end of the Contract Period (or at any prior time) any Confidential Information which is in your possession or under your control in any format (whether prepared by you or any other person and whether stored electronically, on paper or audio visual tape/CD or otherwise).  You undertake that you shall not retain any copy or extract of such information in any format. 15. Intellectual property 15.1 You agree that all rights to Intellectual Property created by you in the course of the employment hereunder shall vest in and belong to Sprinklr; and you hereby waive any and all Moral Rights in the Intellectual Property; the Remuneration paid to you under Clauses 5 and 6, being deemed due consideration for such creative contribution.   15.2 To the extent that ownership of Intellectual Property does not vest in Sprinklr by operation of law, you hereby assign and if further required agree to assign all such rights and sign all documents and carry out such acts as will be necessary to give effect to such assignment.   15.3 You undertake, upon Sprinklr’s request, to hand over all Intellectual Property whether in physical or machine readable form and further undertake that at no point in time will you keep a copy of any Intellectual Property where the same shall have been created by you during the course of the Contract Period.

16. Company Property 16.1 You acknowledge that Sprinklr will issue you a Company-owned laptop in order to perform your job duties. You agree to review and to ensure your use of Sprinklr equipment is in keeping with Sprinklr's Acceptable Use Standard. You understand it is your responsibility to return all Sprinklr property to the Company upon termination, and that you may be held financially responsible for failure to return Sprinklr equipment to the extent permitted under applicable law. 17. Restrictive covenants 17.1 Having regard to the fact that, during the Contract Period, you may acquire Confidential Information, you covenant and agree that for a period of six (6) months after the end of the Contract Period (or, if relevant, where the Company exercises its rights under Clause 11.4 to require you to work out your notice on a “garden leave” basis, the last day on which you were required to work) (the “Termination Date”): A. you will not engage, or be concerned with, or interested in any business in the UAE, which is similar to and competes with any business being carried on by Sprinklr at the Termination Date in which you were involved at any time during the period of one year immediately preceding the Termination Date; B. you shall not interfere with, solicit or endeavour to entice away from Sprinklr any person who to your knowledge is, and within the period of one year immediately preceding the Termination Date was, part of the senior management of Sprinklr or an employee of Sprinklr with whom you had personal dealings in the one year period prior to the Termination Date; C. you will not negotiate with, solicit business from or endeavour to entice away from Sprinklr any person, firm, company or organisation who or which to your knowledge is and has been a customer, client, agent or supplier (or who or which had regular business dealings with) Sprinklr during the period of one year immediately preceding the Termination Date and with whom or which you had direct dealings or personal contact in the course of your employment with Sprinklr, so as to harm the goodwill or otherwise damage the business of Sprinklr; provided that this restriction shall be limited to activities by the you which involve offering or providing services similar to those which you provided during such employment. 17.2 Any breach of Clause 17.1 will result in you becoming liable to pay the Company a sum equivalent to three (3) months’ of your monthly Remuneration as compensation for the damages that will be incurred by Sprinklr as a result of the breach. This payment shall be without prejudice to any other rights both civil and criminal which the Company may have against you. 17.3 In the event that a court of competent jurisdiction, required to adjudicate upon the covenants contained in Clause 17.1, considers that the terms of Clause 17.1 are too extensive to be valid and enforceable under the law of Dubai, the scope of Clause 17.1 shall be deemed to be automatically reduced to the extent necessary to enable the court to give effect to the said clause otherwise in accordance with its terms. 17.4 Where the Company exercises its rights under Clause 11.4, the period of the restriction specified in Clause 17.1 above shall be reduced by any period during which you have not been provided with any work.

18. Data Protection Sprinklr processes your personal data in accordance with its employee privacy notice. You hereby consent to Sprinklr's use of personal data collected pursuant to your relationship with Sprinklr as an employee in accordance with this privacy notice. 19. Other Business Activities You shall not, during the period of your employment with the Company, be engaged or interested, in any capacity, in any other business activity without the prior written consent of the Company. 20. Address Change It is essential that the Company has an up-to-date record of your name, address and contact telephone number. The Company also requires the details of the individual to contact on your behalf in an emergency. You should provide this information to the Culture & Talent manager. Any change to such details should be immediately notified to the Culture & Talent manager. 21. Entire agreement Subject to the UAE Labour Law, this Contract incorporates the entire agreement between the Employee and the Company and supersedes all prior agreements, undertakings and understandings in relation to the Employee’s terms of employment. 22. Amendment The provisions of this Contract may only be amended by an agreement in writing executed by both parties 23. Severability If at any time any one or more of the provisions hereof is or becomes invalid, illegal or not enforceable in any respect under the laws of any country, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. 24. Governing law This Contract shall be governed by and construed in accordance with the UAE Labour Law, DDA employment regulations and the general laws of the UAE and the Parties submit to the exclusive jurisdiction of the Dubai Courts. The terms and conditions of employment set out above are fully understood.   IN WITNESS WHEREOF the parties have executed this Contract on the day and year first so written.  Signed:  Heidi Hamilton-Reed /s/ Heidi Hamilton-Reed

Senior Director, C&T, General Manager Sprinklr Middle East  02/02/2023 Agreed to and accepted by: signHere1 Pavitar Singh Date: dateSigned1 //s/ Pavitar Singh February 14, 2023